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                                                                     Exhibit 2.2

                            MAGNA ENTERTAINMENT CORP.
                            285 West Huntington Drive
                                Arcadia, CA 91007




March 28, 2001

Ladbroke Racing Wyoming, Inc. and
Ladbroke Racing Corporation
c/o Ladbrokes International Betting and Gaming
Ladbrokes Limited
Imperial House, Imperial Drive
Rayners Lane, Harrow
Middlesex HA2 7JW
Attention: Mr. Alan Ross

              Re: Stock Purchase Agreement - Waiver of Landlord Notification,
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                  Consent and Estoppel Certificates
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Ladies and Gentlemen:

     Reference is made to the Stock Purchase Agreement, dated December 21, 2000, among Ladbroke Racing Wyoming, Inc., Ladbroke Racing Corporation and Magna Entertainment Corp. (the "Agreement"). Capitalized terms used herein without
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definition shall have the meanings given to them in the Agreement.

     As you know, Section 8.03(i) of the Agreement obligates Sellers to deliver to Purchaser five (5) Landlord Notification, Consent and Estoppel Certificates (the "Estoppel Certificates") as a condition to closing. As of the date hereof, Seller has delivered to Purchaser two (2) of the required five (5) Estoppel Certificates, copies of which are attached hereto as Schedule A. Purchaser hereby waives receipt of the outstanding three (3) Estoppel Certificates as a condition to closing.

     As a result of the foregoing waiver, all of the conditions to Closing set forth in Article VIII of the Agreement, other than normal closing conditions which are within the parties' control, have been satisfied. The Agreement provides that the Closing shall occur on the third Business Day following satisfaction of all conditions, which third Business Day occurs on Monday, April 2, 2001. Notwithstanding the foregoing, the parties agree to (i) extend the Closing Date to April 5, 2001, and (ii) maintain the current pricing structure of the Purchaser Shares (i.e., the value of the Purchaser Shares shall be calculated as if the Closing Date were April 2, 2001); provided that if the
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Closing shall not have occurred on or prior to April 6, 2001, for any reason other than Sellers' failure to fulfill any obligation under the Agreement not otherwise expressly waived by Purchaser, this letter agreement shall terminate, and all waivers granted hereunder shall be rescinded and revoked.
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     Except as explicitly set forth herein, nothing contained herein shall operate as a waiver of any term, provision or condition of, or prejudice any right, power or remedy that any party may now or in the future have under, the Agreement. Except as may be expressly set forth herein to the contrary, the terms, provisions and conditions of the Agreement shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

     This letter agreement may be executed in any number of counterparts, each counterpart constituting an original, but all together one and the same instrument.

     Please countersign this letter in the space provided below to indicate your agreement with the foregoing matters.

                                     Very truly yours,


                                     MAGNA ENTERTAINMENT CORP.


                                     By:
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                                     Name:
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                                     Title:
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Accepted and agreed to as of
the date set forth above:


LADBROKE RACING WYOMING, INC.


By:
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Name:
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Title:
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LADBROKE RACING CORPORATION


By:
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Name:
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Title:
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